                         SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
   Section 240.14a-12
                               STANHOME INC.
__________________________________________________________________________
             (Name of Registrant as Specified In Its Charter)
__________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
   14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
   0-11.

      1)  Title of each class of securities to which transaction applies:
      ______________________________________________________

      2)  Aggregate number of securities to which transaction applies:
      ______________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ______________________________________________________

      4)  Proposed maximum aggregate value of transaction:
      ______________________________________________________

      5)  Total fee paid:
      ______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      ______________________________________________________

      2)  Form, Schedule or Registration Statement No.:
      ______________________________________________________

      3)  Filing Party:
      ______________________________________________________

      4)  Date Filed:
      ______________________________________________________

                               STANHOME INC.
                            333 WESTERN AVENUE
                      WESTFIELD, MASSACHUSETTS  01085
                 ________________________________________

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              April 25, 1996


      Notice is hereby given that the Annual Meeting of Stockholders of Stanhome Inc. will be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts 01085, at 9:30 a.m. on Thursday, April 25, 1996, for the following purposes:

      1.  To elect three Class I Directors for a three-year term.

      2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for 1996.

      3.  To take action with respect to the proposed 1996 Stock Option
         Plan.

      4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

      Stockholders of record as of the close of business on March 1, 1996 will be entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

                                     By Order of the Board of Directors,

                                     BRUCE H. WYATT, Clerk


Westfield, Massachusetts
March 15, 1996

                 ________________________________________

                                 IMPORTANT



      All Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to complete, date, and sign the enclosed Proxy card and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting, you may vote in person, if you desire to do so, even if you had returned a Proxy card.

                               STANHOME INC.

                              PROXY STATEMENT

                                                            March 15, 1996


                  SOLICITATION AND REVOCATION OF PROXIES

      The accompanying Proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Stanhome Inc. (the "Company") to be held at 9:30 a.m. on Thursday, April 25, 1996, at the principal executive offices of the Company, 333 Western Avenue, Westfield, Massachusetts 01085. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Clerk, at or before the 1996 Annual Meeting of Stockholders (the "Annual Meeting"), a written notice of revocation bearing a later date than the Proxy; (ii) duly executing and submitting a subsequent Proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy). Any written notice revoking a Proxy should be sent to Bruce H. Wyatt, Clerk, Stanhome Inc., 333 Western Avenue, Westfield, Massachusetts 01085.

      The expense of solicitation of Proxies will be borne by the Company. The Company has retained Morrow & Co., New York, New York, to aid in the solicitation of Proxies. It is estimated that the cost of these services will be approximately $6,500 plus expenses. Proxies will be solicited by personal interview, mail, and telephone. Brokerage houses, other custodians, and nominees will be asked whether other persons are the beneficial owners of the Common Stock, par value $.125 per share, together with the associated common stock purchase rights (the "Common Stock") which they hold of record, and, if so, they will be supplied with additional copies of the Proxy and Proxy materials for distribution to such beneficial owners. The Company will, in addition, reimburse parties holding shares of Common Stock in their names or in the names of their nominees for their reasonable expenses in sending Proxies and Proxy materials to the beneficial owners of the shares of Common Stock (the "Stockholders").

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice. If the enclosed Proxy is properly executed and returned to the Company, all shares represented thereby will be voted as indicated thereon.

      The address of the Company's principal executive offices is 333 Western Avenue, Westfield, Massachusetts 01085, U.S.A. This Proxy Statement and the accompanying Proxy card are being mailed on or about March 15, 1996 to each Stockholder of record as of the close of business on March 1, 1996.

                               ANNUAL REPORT

      The Annual Report to Stockholders of the Company for the year ended December 31, 1995, including the financial statements for the 1995 fiscal year, is to be accompanied by this Proxy Statement and mailed on or about March 15, l996 to each Stockholder of record as of the close of business on March 1, 1996.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      On March 1, 1996, there were outstanding 18,361,919 shares of the Company's Common Stock, which is the only class of stock outstanding and entitled to vote at the Annual Meeting and any postponement or adjournment thereof. The holders of such shares will be entitled to cast one vote for each share held of record as of the record date. To the best knowledge of the Company, the only beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1995 were as follows:

                                          Amount and
                                          Nature of         Percent
Title of       Name and Address of        Beneficial        of
Class          Beneficial Owner           Ownership (1)     Class
Common Stock   FMR Corp.                  1,033,500 shares    5.64%
               82 Devonshire Street       with sole dis-
               Boston, MA 02109           positive power (of
                                          which FMR owns
                                          130,000 shares with
                                          sole voting power)

Common Stock    GeoCapital Corporation    1,013,000 shares    5.53%
                767 Fifth Avenue          with sole dis-
                New York, NY 10153        positive power (of
                                          which Wilma J.
                                          Engel, a managing
                                          director of
                                          GeoCapital, owns
                                          200 shares with
                                          sole voting power)

      Management of the Company beneficially owned, as of January 31, 1996, shares of the Company's Common Stock as follows:

                                    Amount and Nature             Percent
Title of       Name of              of Beneficial                 of
Class          Beneficial Owner     Ownership (1)(2)              Class(3)
Common Stock   John F. Cauley, Jr.  6,650 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Janet M. Clarke      1,675 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Charles W. Elliott   2,575 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Judith R. Haberkorn  2,550 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Thomas R. Horton     5,650 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Allan G. Keirstead   181,676 shares owned directly    --
                                    and 1,258 shares owned
                                    indirectly

Common Stock   Homer G. Perkins     22,920 shares owned directly     --
                                    and 14,000 shares owned
                                    indirectly (4)

Common Stock   G. William Seawright 143,375 shares owned directly    --
                                    and 69 shares owned indirectly

                                    -3-

Common Stock   H. L. Tower          110,359 shares owned directly    --
                                    and 0 shares owned indirectly

Common Stock   Anne-Lee Verville    4,550 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   John J. Dur          9,250 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Eugene Freedman      182,134 shares owned directly    1.20%
                                    and 40,353 shares owned
                                    indirectly (5)

Common Stock   Bruce H. Wyatt       55,459 shares owned directly    --
                                    and 7,003 shares owned
                                    indirectly (6)

Common Stock   All Directors and    835,888 shares owned directly    4.76%
               Executive Officers   and 64,866 shares owned
               as a Group           indirectly
               (17 persons)
___________________________________________________________________________

      (1)Unless otherwise noted, the nature of beneficial ownership is sole voting and/or dispositive power. Fractional amounts have been rounded to the nearest whole share of Common Stock.

      (2)Includes shares over which the Directors, the named Executive Officers, and All Directors and Executive Officers as a Group are deemed to hold sole voting and/or dispositive power by reason of options granted to them under the Company's 1984 and 1991 Stock Option Plans and Special Interim Chief Executive Officer Stock Option Plan which are exercisable on January 31, 1996, or within 60 days thereafter, including as follows: Mr. Cauley (5,250 shares), Ms. Clarke (1,125 shares), Mr. Elliott (375 shares), Ms. Haberkorn (2,250 shares), Messrs. Horton (5,250 shares), Keirstead (135,000 shares), Perkins (5,250 shares), Seawright (142,375 shares), and Tower (32,250 shares), Ms. Verville (3,750 shares), and Messrs. Dur (8,750 shares), Freedman (150,400 shares), and Wyatt (44,450 shares).

      (3)Unless otherwise noted, percent of class of each Director and named Executive Officer is less than 1%.

      (4)Includes 14,000 shares of Common Stock held by the residuary trust established under the Will of Frank Stanley Beveridge. Mr. Perkins shares voting and dispositive power over these shares and disclaims any beneficial interest in all such shares.

      (5)Includes 35,000 shares of Common Stock owned by the Eugene Freedman Family Limited Partnership, of which Mr. Freedman is the General Partner, and 5,000 shares owned by the Eugene Freedman Family Foundation, of which Mr. Freedman is an officer and a director. Mr. Freedman shares voting and dispositive power over these shares and disclaims any beneficial interest in all such shares except to the extent of his beneficial interest in the Limited Partnership and the Foundation.

      (6)Includes 6,000 shares of Common Stock owned by the spouse of Mr.
Wyatt.


                           ELECTION OF DIRECTORS

      Effective as of the Annual Meeting, the Board of Directors of the

Company (the "Board") consists of ten members who are constituted into three separate classes serving three years each with one class being elected each year. The term of office of the three incumbent Class I Directors, Ms. Judith R. Haberkorn and Messrs. Thomas R. Horton and H.L. Tower, expires at the Annual Meeting. The Board proposes their election for a three-year term expiring at the annual meeting of Stockholders in April 1999. The election of the three nominees named above requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by Proxy at the Annual Meeting at which there is a quorum. Abstentions will be treated as votes cast and will have the effect of votes against in the voting count for the election of Directors. Shares of Common Stock that are represented by a broker and not voted with respect to a particular matter are not treated as being present at the Annual Meeting and will have no effect on the voting count.

      The Board has adopted several policies concerning resignation and retirement of Directors from the Board, one providing for review by the Board of a Director's continued membership following a change in principal employment, and another providing for retirement at age 72, excluding Mr. Perkins who is not subject to this policy.

      It is intended that Proxies of Stockholders containing no designation to the contrary will be voted for the election of the three nominees named above.

      If for any reason any nominee is not available to serve when the election occurs, the persons named in the Proxies will vote the Proxies in accordance with their best judgment. The Board has no reason to believe that any nominee will not be available.


             INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES


NOMINEES FOR DIRECTOR IN CLASS I
Terms Expiring in 1999

___________________________________________________________________________

JUDITH R. HABERKORN                    Vice President, Individual
                                       Communication Services, NYNEX
                                       Corporation, New York, NY since
Director since 1993   [Photograph      1995.  Formerly Vice President-
                       of Director     Consumer Markets, NYNEX Corporation,
Age 49                 omitted]        New York, NY since 1994; Vice
                                       President-Sales and Marketing, New
                                       York Telephone Co. since 1992; and
                                       Vice President - Materials Manage-
                                       ment, Telesector Resources Group,
                                       Inc., a NYNEX company, New York, NY
                                       in 1990 after serving as General
                                       Manager Access Markets, New England
                                       Telephone Company, a NYNEX company,
                                       Boston, MA since 1988.  Member of
                                       the Company's Audit and Organization
                                       Committees.

___________________________________________________________________________

THOMAS R. HORTON                       Retired as Chairman and Chief Execu-
                                       tive Officer of American Management
                                       Association, New York, NY in 1992
Director since 1991   [Photograph      and 1991, respectively, after serv-
                       of Director     ing since 1989 and 1982,
Age 69                 omitted]        respectively.  Chairman of the
                                       Company's Organization Committee and
                                       member of the Audit Committee.

___________________________________________________________________________

H. L. TOWER                            Chairman of the Board since 1982 and
                                       Chief Executive Officer from 1978 to
                                       1990; retired as an associate from
Director since 1978   [Photograph      the Company in 1992; served briefly
                       of Director     in 1993 as interim President and
Age 63                 omitted]        Chief Executive Officer.  Also,
                                       Director of Tambrands, Inc., White
                                       Plains, NY.  Chairman of the
                                       Company's Executive Committee and
                                       member of the Audit and Organization
                                       Committees.

___________________________________________________________________________

DIRECTORS CONTINUING IN OFFICE IN CLASS II
Terms expiring in 1997

___________________________________________________________________________

JANET M. CLARKE                        Senior Vice President, Information
                                       Services Sector, R.R. Donnelley &
                                       Sons Company ("Donnelley"),
Director since 1994   [Photograph      New York, NY since 1994.  Formerly
                       of Director     Senior Vice President, Digital Print
Age 43                 omitted]        Division - Information Services
                                       Group since 1995; Senior Vice
                                       President, Manufacturing -Financial
                                       Printing Services Group since 1992;
                                       and Senior Vice President and Vice
                                       President - Documentation Services
                                       Group of Donnelley since 1990 and
                                       1988, respectively.  Also, Director
                                       of Cox Communications, Inc.,
                                       Atlanta, GA and 77 Capital
                                       Corporation (a Donnelley venture
                                       capital investment company),
                                       Chicago, IL.  Member of the
                                       Company's Audit and Organization
                                       Committees.

___________________________________________________________________________

CHARLES W. ELLIOTT                     Retired in 1995 as Executive Vice
                                       President - Administration, Chief
                                       Financial Officer, Kellogg Company,
Director since 1995   [Photograph      Battle Creek, MI, after serving
                       of Director     since 1987 and 1988, respectively.
Age 64                 omitted]        Also, Director of Munder Funds,
                                       Detroit, MI and Cobra Golf, Inc.,
                                       Carlsbad, CA.  Member of the
                                       Company's Audit and Compensation and
                                       Stock Option Committees.

___________________________________________________________________________

ALLAN G. KEIRSTEAD                     Executive Vice President and Chief
                                       Administrative and Financial
                                       Officer of the Company since 1988.
Director since 1985    [Photograph     Member of the Company's Executive
                        of Director    Committee.
Age 51                  omitted]

___________________________________________________________________________

DIRECTORS CONTINUING IN OFFICE IN CLASS III
Terms expiring in 1998

___________________________________________________________________________

JOHN F. CAULEY, JR.                    Retired as President of Friendly Ice
                                       Cream Corporation, a subsidiary of
                                       Tennessee Restaurant Company,
Director since 1987   [Photograph      Memphis, TN, in 1989.  Chairman of
                       of Director     the Company's Audit Committee and
Age 63                 omitted]        member of the Compensation and Stock
                                       Option Committee.

___________________________________________________________________________

HOMER G. PERKINS                       Retired as Chairman of the Board of
                                       the Company in 1982.  Member of the
                                       Company's Executive, Audit, and Com-
Director since 1954   [Photograph      pensation and Stock Option
                       of Director     Committees.
Age 79                 omitted]

___________________________________________________________________________

G. WILLIAM SEAWRIGHT                   President and Chief Executive
                                       Officer of the Company since 1993.
                                       Formerly President and Chief Execu-
Director since 1990   [Photograph      tive Officer of The Paddington Corp-
                       of Director     oration, an importer of wines and
Age 54                 omitted]        spirits, Fort Lee, NJ, since 1990,
                                       after having previously served as
                                       President of Heublein International
                                       and Senior Vice President of
                                       Heublein, Inc. since 1986.  Member
                                       of the Company's Executive
                                       Committee.

___________________________________________________________________________

ANNE-LEE VERVILLE                      General Manager - Worldwide
                                       Education Industry of International
                                       Business Machines Corporation
Director since 1991   [Photograph      ("IBM"), White Plains, NY, since
                       of Director     1994.  Formerly President-General
Age 50                 omitted]        Sector Division of IBM since 1991
                                       and Assistant General Manager,
                                       Financial Planning for IBM in 1990
                                       after serving as Assistant General
                                       Manager, Finance and Planning of IBM
                                       US Marketing and Services since
                                       1988.  Chairman of the Company's
                                       Compensation and Stock Option
                                       Committee and member of the Audit
                                       and Executive Committees.

_____________________________________________________________________________



                  REMUNERATION OF NON-EMPLOYEE DIRECTORS

      The Board establishes the compensation paid to each Director, who is not also an employee of the Company, for all services in such capacity. The current schedule of such amounts is as follows:

      (1) For service as a member of the Board, a retainer of 200 shares of the Company's Common Stock and $15,000 per annum, plus
$1,200 for attendance at each meeting of the Board;

      (2) For service as Chairman of the Board, an additional retainer of $50,000 per annum;

      (3) For service as a Board Committee member, an attendance fee of $800 for each Committee meeting and meeting held in connection with the selection of potential nominees for positions on the Board; and

      (4) For service as Chairman of a Committee of the Board, an additional attendance fee of $200 per Committee or other meeting referred to above.

      Payment of these cash amounts may be partially or fully deferred by the Director at interest (at the Company's cost of borrowing) until a later year, retirement from the Board, or in the event of a change in control of the Company in which case the Director will also be reimbursed for any excise or other taxes incurred as a result of such payment.

      In addition, for the five-year period ended in 1995, as of the day following the annual meeting of Stockholders each then serving non-employee Director received a grant of 1,500 non-qualified options to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The options vest in 25% increments on February 1 in each of the four succeeding years after the grant and expire on the tenth anniversary of the grant.

      The Board has also adopted the 1996 Stock Option Plan, subject to the Stockholders' approval, under which, for the three-year period ending in 1998, as of the day following the annual meeting of Stockholders each then serving non-employee Director receives a grant of 1,500 non-qualified options to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The options vest on the eighth anniversary of the grant, unless they have already vested as provided for in the Plan, and expire on the tenth anniversary of the grant. The terms of the proposed 1996 Stock Option Plan are more fully described elsewhere in this Proxy Statement.

      Upon retirement of a non-employee Director at any time after age 60 with 5 years of service on the Board, he or she will become an "Advisory Director" who may be called upon for advice by the Chief Executive Officer of the Company as the occasion arises. For such services, an Advisory Director shall receive, in addition to current attendance fees for his or her requested participation at meetings, the annual retainer at the rate in effect at the time of his or her retirement for a period of years equal to the Director's years of service but not in excess of 10 years or until his or her earlier death. In the event of a change in control of the Company, each Advisory Director and each Director then eligible to retire and become an Advisory Director will receive the balance of the retainer payments due for his or her term, or remainder thereof, as an Advisory Director, plus reimbursement for any excise or other taxes incurred as a result of such payment.

      Directors receive reimbursement from the Company for expenses incurred in connection with service in that capacity. Directors who are also employees of the Company receive no additional compensation for their services as Directors.

         ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees

      The Audit Committee comprised of eight members previously identified held three meetings during 1995. This Committee, which consists entirely of non-employee Directors, provides oversight of the Company's audit, accounting, reporting, and control practices and provides a non-management link between the Board and the Vice President of the Company's internal auditing department. This Committee reviews the activities of the internal auditing department and the Company's independent accountants. It also reviews the adequacy of the Company's accounting, financial, and operating controls and reports to the full Board as necessary.

      The Compensation and Stock Option Committee comprised of four members previously identified held six meetings during 1995. This Committee, which consists entirely of non-employee Directors, determines compensation policy for the Company, approves or recommends to the Board compensation of the Directors and officers of the Company, reviews and acts on recommendations from the Chief Executive Officer which concern awarding of stock options and administering the stock option plans of the Company and the Non-employee Director Stock Plan.

      The Organization Committee comprised of four members previously identified held two meetings during 1995. This Committee, which consists entirely of non-employee Directors, provides the Board with Director and corporate officer recommendations, including the Chief Executive Officer of the Company, proposes to the Board each year a slate of Directors for recommendation and submission to the Stockholders at the Company's next annual meeting of Stockholders, and deals with all aspects of the Director selection process, reviewing prospective Director candidates in the light of anticipated resignations and retirements and the appropriate composition of the Board.

      In accordance with the Company's Restated Articles of Organization, as amended, the Organization Committee will consider a nominee for election to the Board recommended by a Stockholder if the Stockholder gives notice in writing to the Secretary of the Company, at least 45 days in advance of the anniversary of the date of the previous annual meeting of Stockholders, which notice includes:

      (a) The name and address of the Stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;

      (b) A representation that the Stockholder is a holder of record of the Company and intends to appear in person or by proxy at the Company's next annual meeting of Stockholders to nominate the person or persons specified in the notice;

      (c) A description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder;

      (d) Such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

      (e) The consent of each nominee to serve as a Director if so elected.

      In addition to the Committee meetings referred to above, the full Board held seven regular meetings and two special meetings during 1995.

                          EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal years ended December 31, 1995, 1994, and 1993, the cash compensation paid by the Company and its subsidiaries, as well as all other plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer, and the four most highly compensated Executive Officers of the Company, other than the Chief Executive Officer, who were serving at the end of 1995 (all five persons collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries:

                        SUMMARY COMPENSATION TABLE
                                                          Long Term
                                                               Compen-
                                 Annual                   sation
                              Compensation (7)            Awards (8)

                                              Other       Securities
Name                                          Annual      Under-     All Other
and                                           Compen-     lying      Compen-
Principal                                     sation      Options    sation
Position          Year  Salary($) Bonus($)(9)($)          (#)        ($)(10)

G. W. Seawright,  1995  $533,750  $  230,713 $ 58,865(11) 125,000    $41,295
President and     1994   500,000     341,900   72,030(12) 114,000     11,977
Chief Executive   1993    72,318           0  131,505(13) 101,500     31,228
Officer

J. J. Dur,        1995   249,167      38,621  348,852(14)  35,000      3,866
Vice President    1994      -           -        -           -          -
(Chief Executive  1993      -           -        -           -          -
Officer of
Stanhome
Worldwide
Direct Selling
Group)

E. Freedman,      1995   475,000   4,078,950     -         40,000     30,608
Executive Vice    1994   475,000   3,472,050     -         43,000     30,626
President         1993   475,000   2,615,650     -         20,000     30,626
(President of
Enesco Corpora-
tion and Chief
Executive Officer
of Enesco
Worldwide
Giftware Group)

A. G. Keirstead,  1995   348,250     121,888     -         40,000     21,511
Executive Vice    1994   331,000     156,695     -         42,000      6,991
President and     1993   325,750      50,000     -         20,000      7,766
Chief Administra-
tive and
Financial Officer
                                   -10-

B. H. Wyatt,      1995   189,313      57,930     -         15,000      5,026
Vice President,   1994   181,250      85,804     -         13,000      4,623
General Counsel,  1993   178,938      17,900     -          6,000      4,585
Secretary, and
Clerk
_____________________________________________________________________________

      (7)Annual compensation includes bonus compensation for the year, whether paid in that year or in the succeeding year, under agreements with Messrs. Seawright and Freedman, and pursuant to the Company's Management Incentive Plan with respect to Messrs. Dur, Keirstead, and Wyatt, and, except for Mr. Freedman, also includes salary compensation deferred through the Company's Investment Savings Plan and Supplemental Investment Savings Plan.

      (8)All long term compensation awards to the Named Executive Officers during the three-year period were made in the form of non-qualified stock options granted under the Company's 1991 Stock Option Plan. No stock appreciation rights ("SARs") were awarded either singly or in tandem with the granted options.

      (9)Totals for 1994 and 1993 have been restated to comport with the format used in 1995 for reporting only performance-related bonuses in this column.

      (10)All other compensation in 1995 consisted of the following items for each of the Named Executive Officers: G. W. Seawright, $1,500 matching contribution under the Company's 401(k) Investment Savings Plan and $25,778 matching contribution under the Company's Supplemental Investment Savings Plan, $500 contribution under the Company's Payroll-Based Stock Ownership Plan ("PAYSOP Contribution"), and $13,517 insurance premiums paid by the Company with respect to term life insurance for his benefit ("Insurance Premiums"); J. J. Dur, $3,866 Insurance Premiums; E. Freedman, $22,500 contribution under the Enesco Profit Sharing Plan and $7,500 contribution under the Enesco Supplemental Profit Sharing Plan, $500 PAYSOP Contribution, and $108 Insurance Premiums; A. G. Keirstead, $1,500 matching contribution under the Company's 401(k) Investment Savings Plan and $14,247 matching contribution under the Company's Supplemental Investment Savings Plan, $500 PAYSOP Contribution, and $5,264 Insurance Premiums; and B. H. Wyatt, $1,778 matching contribution under the Company's 401(k) Investment Savings Plan, $500 PAYSOP Contribution, and $2,748 Insurance Premiums.

      (11)Includes $28,894 in automobile allowance and $24,521 in reimbursed tax payments relating to relocation expenses for G. W.
Seawright.

      (12)Includes $20,833 in relocation settling-in allowance paid to
G. W. Seawright.

      (13)Includes $110,000 paid to G. W. Seawright upon commencement of his employment.

      (14)Includes $322,752 in total costs, including taxes, incurred by the Company for J. J. Dur under the Company's Expatriate Policy.

      The following table contains information concerning individual grants of stock options made by the Company to each of the Named Executive Officers during the last fiscal year:

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                               Grant Date
                               Individual Grants (15)             Value
                 Number
                 of Sec-  % of
                 urities  Total
                 Under-   Options                                 Grant
                 lying    Granted to  Exercise                    Date
                 Options  Employees   or Base                     Present
                 Granted  in Fiscal   Price     Expiration        Value
Name             (#)(16)  Year        ($/Sh)    Date              $(17)
___________________________________________________________________________

G. W. Seawright  125,000    15.4%     $27.625   March 5, 2005   $967,500

J. J. Dur         35,000     4.3%      27.625   March 5, 2005    270,900

E. Freedman       40,000     4.9%      27.625   March 5, 2005    309,600

A. G. Keirstead   40,000     4.9%      27.625   March 5, 2005    309,600

B. H. Wyatt       15,000     1.8%      27.625   March 5, 2005    116,100
___________________________________________________________________________

      (15)The individual grants described herein were all made in the form of non-qualified stock options under the Company's 1991 Stock Option Plan. No SARs were granted by the Company during 1995.

      (16)All Options granted have a ten-year term and become exercisable in 25% annual increments on the next four consecutive anniversaries of their date of grant.

      (17)The Company used the Black-Scholes option pricing model to determine the present value of the options granted as of their respective date of grant. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and time of exercise were as follows: (i) volatility was calculated based on the daily change in the Company's stock price during the 250 trading days preceding the option grant date; (ii) risk-free rate of return was the yield as of the option grant date on U.S. Treasury bonds maturing in ten years; (iii) dividend yield was computed based on the then most recent four quarterly dividends paid on Company stock divided by the Company's stock price as of the option grant date; and (iv) time of exercise was the full term of the option granted. There were no adjustments made in the option pricing model for non-transferability or risk of forfeiture of the options granted.


      The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the last fiscal year and the value of unexercised stock options held by each of them as of the end of the fiscal year:

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                         Number of
                                         Securities      Value of
                                         Underlying      Unexercised
                                         Unexercised     In-the-Money
                  Shares                 Options at      Options at
                  Acquired               FY-End (#)      FY-End ($)
                  on         Value
                  Exercise   Realized    Exercisable/    Exercisable/
Name              (#)        ($)         Unexercisable   Unexercisable
__________________________________________________________________________
G. W. Seawright       0      $      0     81,875/261,625 $ 26,313/$213,813

J. J. Dur             0             0          0/ 35,000        0/  52,500

E. Freedman           0             0    119,250/ 87,650  322,600/  60,000

A. G. Keirstead       0             0    104,100/ 86,900  138,800/  60,000

B. H. Wyatt        9,950      203,353     34,450/ 29,250  112,563/  22,500
__________________________________________________________________________

      Pension Plan. The Company maintains a qualified Pension Plan, a supplemental retirement plan, and certain supplemental retirement agreements requiring contributions in amounts determined annually by independent actuaries. Of the Named Executive Officers, only Messrs. Seawright and Keirstead are eligible to participate in both the Pension Plan and their respective supplemental retirement agreements and to receive reduced annual benefits prior to fully vesting therein in the event of an involuntary termination without cause. Pension Plan benefit payments are subject to a maximum allowed under Section 415 of the Internal Revenue Code of $120,000 in 1996. For purposes of the Pension Plan, 1996 compensation in excess of $150,000 is excluded. The following table has been prepared without regard to these limitations, however, and it includes amounts attributable to the supplemental retirement agreements in which Messrs. Seawright and Keirstead participate as Executive Officers who are also
Directors:

                          PENSION PLAN TABLE (18)
Remuneration                    Years of Service
___________________________________________________________________________________
Final
Average
Compen-
sation         5        10       15       20       25       30       35      40
___________________________________________________________________________________
$  300,000  $150,000 $150,000 $150,000 $150,000 $150,000 $150,000 $150,000 $150,000
   400,000   200,000  200,000  200,000  200,000  200,000  200,000  200,000  200,000
   500,000   250,000  250,000  250,000  250,000  250,000  250,000  250,000  250,000
   600,000   300,000  300,000  300,000  300,000  300,000  300,000  300,000  300,000
   700,000   350,000  350,000  350,000  350,000  350,000  350,000  350,000  350,000
   800,000   400,000  400,000  400,000  400,000  400,000  400,000  400,000  400,000
   900,000   450,000  450,000  450,000  450,000  450,000  450,000  450,000  450,000
 1,000,000   500,000  500,000  500,000  500,000  500,000  500,000  500,000  500,000
 1,100,000   550,000  550,000  550,000  550,000  550,000  550,000  550,000  550,000
 1,200,000   600,000  600,000  600,000  600,000  600,000  600,000  600,000  600,000
__________________________________________________________________________________
                                   -13-

      (18)The information contained in this Pension Plan Table represents the aggregate Pension Plan and supplemental retirement agreements' estimated annual benefits payable to qualified participants who are also Directors.


      The retirement plans to which Messrs. Dur and Wyatt are participants have a qualified pension plan portion, as described below, and a supplemental retirement plan portion. The supplemental portion represents a Pension Plan benefit with no limits on compensation or benefit amounts less the qualified Pension Plan benefit which limits compensation to $150,000 per year pursuant to Internal Revenue Code Section 401(a)(17) and a maximum benefit per Internal Revenue Code Section 415 of $120,000 in 1996. The following table has been prepared without regard to these limitations or certain social security and profit sharing plan benefit offsets, however, and it includes amounts attributable to the supplemental retirement plan in which Messrs. Dur and Wyatt participate:

                          PENSION PLAN TABLE (19)
Remuneration                  Years of Service
__________________________________________________________________________________
Final
Average
Compen-
sation         5        10       15       20       25       30       35       40
__________________________________________________________________________________
$100,000    $ 7,500  $15,000  $ 22,500 $ 30,000 $ 37,500 $ 45,000 $ 50,830 $ 53,333
 200,000     15,000   30,000    45,000   60,000   75,000   90,000  101,660  106,667
 300,000     22,500   45,000    57,500   90,000  112,500  135,000  152,490  160,000
 400,000     30,000   60,000    90,000  120,000  150,000  180,000  203,320  213,333
 500,000     37,500   75,000   112,500  150,000  187,500  225,000  254,150  266,667
 600,000     45,000   90,000   135,000  180,000  225,000  270,000  304,980  320,000
__________________________________________________________________________________

      (19)The information contained in this Pension Plan Table represents the aggregate Pension Plan and supplemental retirement plan estimated annual benefits payable to qualified participants who are not also Directors.


      For purposes of the qualified Pension Plan and the supplemental retirement agreements and plan referred to above, "compensation" includes total wage, salary, bonus, Company automobile benefit and any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in gross income under the Internal Revenue Code, but it does not include other payments to benefit plans, other perquisite compensation, or reimbursement for business expenses. For each of the participating Named Executive Officers, substantially all of the items of compensation covered by the Pension Plan and the supplemental retirement agreements and plan are also included in the Summary Compensation Table columns entitled "Salary ($)" and "Bonus ($)". The pension benefit is based on the employee's "Final Average Compensation" which means the highest average of annual compensation paid during any five consecutive calendar years during the employee's last ten years of employment. The number of credited years of service is currently as follows for each of the Named Executive Officers (except for Mr. Freedman who instead participates in the Enesco Profit Sharing Plan and Supplemental Profit Sharing Plan):

Mr. Seawright, 2; Mr. Dur, 1; Mr. Keirstead, 26; and Mr. Wyatt, 19.
Messrs. Keirstead and Wyatt are fully vested in the Pension Plan. Mr. Wyatt is fully vested in the supplemental retirement plan and Mr. Keirstead will become fully vested in his supplemental retirement agreement upon reaching age 55. Mr. Seawright will become fully vested in his supplemental retirement agreement upon reaching age 57 and in the Pension Plan on November 9, 1998. Mr. Dur will become fully vested in the Pension Plan and the supplemental retirement plan upon completing his fifth year of service.

      The qualified Pension Plan's portion of the estimated annual benefits shown above is based upon an assumed normal retirement in 1996 at age 65, is payable on a straight-life annuity basis to participants under the Pension Plan in specified compensation and years of service classifications, and is equal to 1 1/2% of the participant's Final Average Compensation multiplied by his years of service up to 33 1/3 years, plus 1/2% for each Year of Service beyond that. These benefits are reduced by a percentage of the retired employee's primary Social Security benefit (not to exceed 50% of that benefit) and also are offset by any benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980. The retirement benefit is reduced in the event of early retirement prior to age 62. The Pension Plan also provides for a surviving spouse's benefit in the event of the death of a vested participant.

      The supplemental retirement agreements' portion of the estimated annual benefits shown above is computed based upon an assumed normal retirement in 1996 at age 65 and is equal to 50% of the participant's average of annual compensation during the five highest compensated years out of the last ten years of his employment prior to retirement, less the following: (i) benefits from Company contributions under the Pension Plan;
(ii) benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980; and (iii) 50% of the retired employee's Social Security benefits. The retirement benefit is reduced in the event of early retirement, as specified under the supplemental retirement agreements, prior to age 62. The supplemental retirement agreements of Messrs. Seawright and Keirstead also include disability and surviving spouse's benefits. These agreements provide for a monthly retirement benefit in an amount subject to the individual taking a normal or early retirement from the Company. An early retirement for any reason other than a discharge for cause shall subject the monthly retirement benefit to a stipulated percentage reduction.

      Employment Contracts and Termination of Employment and Change in Control Arrangements. Mr. Seawright, President and Chief Executive Officer of the Company, received his annual base salary of $533,750 in 1995 and was eligible for a bonus of up to 65% of his annual base salary under the Company's Management Incentive Plan ("MIP") program pursuant to an employment agreement which will expire in 1998. In addition to standard executive officer fringe benefits, he is eligible to receive special medical insurance coverage including his spouse, and has a spousal death benefit. The Company has also entered into a retirement agreement with Mr. Seawright which is more fully described elsewhere in this Proxy Statement.

      Mr. Freedman, Executive Vice President of the Company and President and Chief Executive Officer of Enesco Corporation, received an annual base salary of $475,000 in 1995 and was entitled to a bonus in an amount equal to the excess of five percent of Enesco's pre-tax net income over the paid annual base salary pursuant to an employment agreement, as amended, which will expire in 1997. His agreement also includes a severance benefit, payable in a lump sum cash payment within five business days of termination, equal to approximately three times his annual base amount as defined in Section 280G of the Internal Revenue Code if his employment terminates within two years following a change in control of the Company for any reason other than death, disability, retirement, or cause, or his voluntary termination without good reason.

      The Company has entered into both a supplemental retirement agreement and a severance agreement with Mr. Keirstead, Executive Vice President of the Company. The Company has also entered into a severance agreement with Mr. Wyatt, Vice President of the Company, who also participates in a supplemental retirement plan along with Mr. Dur. Each of the aforementioned agreements and plan is more fully described elsewhere in this Proxy Statement.

      The Company has separate change in control agreements with Messrs. Seawright, Dur, Keirstead, and Wyatt under which each of these individuals is entitled to a severance benefit, payable on or before termination for any reason (other than death, disability, retirement, termination for substantial cause, or voluntary termination without good reason) occurring within two years following a change in control of the Company, equal to three times the annual base salary rate plus bonus under the MIP program and to certain fringe benefits for a three-year term; in addition, the individuals will be reimbursed for any excise or other taxes incurred as a result of such payment. The type of events constituting a change in control include those that require reporting under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, and certain other events specified in the change in control agreements. Amounts received under this agreement with Mr. Seawright, excluding payments for taxes, offset any payments to be made as a result of his termination of employment under his employment agreement. Terminations in non-change in control situations are governed by the provisions of their employment agreements for each of Messrs. Seawright and Freedman, and by the Company's general employee severance policy as confirmed by the severance agreements with Messrs. Dur, Keirstead, and Wyatt under which each of them is entitled to a severance benefit, payable in a lump sum or over a period of time following termination for any reason (other than death, disability, retirement, or termination for substantial cause), equal to his annual base salary for a period of between one or two years depending on his years of service and certain fringe benefits for up to a fifteen-month term.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1995, the following Directors, none of whom were then officers or employees of the Company or any of its subsidiaries, served on the Board's Compensation and Stock Option Committee: Ms. Verville, Messrs. Cauley, Elliott, and Perkins. Of the Committee members, only Mr. Perkins is a former officer of the Company or any of its subsidiaries, and only Ms. Verville had any relationship requiring disclosure in that the Company and its subsidiaries purchased computers and related products from and had various maintenance and service contracts with International Business Machines Corporation ("IBM"). Ms. Verville, a Director of the Company, is the General Manager - Worldwide Education Industry of IBM. During 1995, IBM had worldwide sales and service payments from the Company and its subsidiaries of $372,554.

 COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors. The Committee is comprised of non-employee Directors who approve or recommend to the Board salary and bonus amounts and other annual compensation and long term compensation awards for the Executive Officers of the Company. Ms. Alla O'Brien, a former Director of the Company, was a member of the Committee during 1995 until her retirement on March 2, 1995.

      The Company's executive compensation program during 1995 had three components which included base salary and fringe benefits, incentive bonus opportunity, and option awards to purchase Company stock. The Committee's compensation policies regarding these components are designed to provide a compensation package which is targeted at the third quartile level of total compensation for similarly situated executive officers in a comparator group of other U.S. companies of comparable size and geographic diversity. The comparator group used in establishing the Company's compensation levels is composed of companies that participate in two well established and nationally recognized annual executive compensation surveys. They are the "Towers Perrin Executive Compensation Survey" and the "Management Compensation Services Project 777 Executive Compensation Study". These surveys include some of the companies included in the S&P 400 Midcap Consumer Products Index shown in the Performance Graph. The Committee believes that evaluating data from the broad group of companies and industries represented in these two surveys is important in establishing the true market for executive talent. To compete effectively in this market, the Company must be aware of compensation levels in various industries and companies of all sizes and does not limit its analysis to the S&P 400 Midcap Consumer Products Index.

      Base salaries and fringe benefits are set at the annual base salary and fringe benefit amounts of comparable executive officers. Pay for performance bonuses are determined under the Company's Management Incentive Plan ("MIP") program which provides for annual incentive opportunities amounting to a specified percentage of up to 65% of the Executive Officers' annual base salaries and which is based on pre-selected personal performance criteria and certain specified Company profitability and performance goals. Options to purchase Company stock are granted in amounts that are competitive with long term incentive award practices of comparable U.S. companies, considering the amount of options that have been previously granted to each of the Executive Officers. The options, which correlate to executive grade levels, are granted generally on an annual basis at the then market value of the Company's stock and are normally exercisable under a four-year vesting schedule for a ten-year term, thus providing a direct relationship between Executive Officers' potentially realizable long term compensation amounts and actually recognizable increases in Stockholder value. Executive Officer and Director stock ownership guidelines have been adopted with the objective of further aligning Executive Officers' and Directors' and Stockholders' interests. The Committee's compensation policies are intended to reinforce the Company's performance-oriented compensation practices and are not limited by potential outcomes of nondeductibility of certain compensation amounts for federal tax purposes under the provisions of Section 162(m) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder.

      Compensation for each of the Company's Executive Officers in 1995 was determined by the foregoing program except for Mr. Freedman, whose annual base salary, fringe benefit, and bonus compensation was established in a negotiated employment agreement entered into during the acquisition of Enesco Corporation, the terms of which are more fully described elsewhere in this Proxy Statement.

      Compensation for Mr. Seawright, President and Chief Executive Officer of the Company, in 1995 included his base salary at the annual rate of $545,000. His employment agreement provides that his annual base salary is subject to increases from time to time at the discretion of the Board of Directors. His 1995 MIP target opportunity of $346,938 was based 40% upon achieving certain specified personal performance objectives relating to strategic and financial goals and 60% upon achieving specified financial objectives of the Company, including dollar sales volume, operating income, earnings per share, net cash available, and return on equity. As a result of his personal performance criteria achievements and the Company's financial results, Mr. Seawright's MIP bonus was $230,713. In 1995 the Committee awarded Mr. Seawright a grant of 125,000 non-qualified options to purchase Company stock. The size of the grant relative to all other 1995 option grants made by the Committee and based upon its projected value as of the grant date was determined to be within the guidelines which were developed by the Committee's executive compensation consulting firm, William M. Mercer, Incorporated. This grant becomes exercisable in 25% annual increments over the next four years and has a term of ten years from the date of grant.

      The Compensation and Stock Option Committee:

A. L. Verville (Chairman)  J. F. Cauley, Jr.  C. W. Elliott  H. G. Perkins
___________________________________________________________________________

                             PERFORMANCE GRAPH

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
  THE STANDARD & POOR'S ("S&P") MIDCAP 400 INDEX, AND THE S&P MIDCAP 400
                       CONSUMER PRODUCTS INDEX (20)
            12/31/90  12/31/91   12/31/92  12/31/93   12/31/94  12/31/95
Stanhome
Inc.        $100.00   $112.36    $108.55   $109.31    $105.23   $100.32

S&P
Midcap
400         $100.00   $150.10    $167.98   $191.41    $184.55   $241.66

S&P
Midcap 400
Consumer
Products    $100.00   $147.59    $146.37   $139.12    $107.83   $122.65
___________________________________________________________________________

      (20)This graphic presentation assumes one-time $100 investments in the Company's Common Stock and in market capital base-weighted amounts apportioned among all the companies whose equity securities constitute each of the two above named board equity market indices made as of the market close on the last trading day in 1990 and the automatic reinvestment of dividends, if any, into additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable fiscal years. (Source: Standard & Poor's Compustat - Custom Business Unit, a division of McGraw-Hill.)


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company and its subsidiaries purchased financial printing services and related products from R.R. Donnelley & Sons Company
("Donnelley") whose Senior Vice President, Information Services Sector, Ms. Clarke, is a Director of the Company. During 1995, Donnelley had worldwide sales and service payments from the Company and its subsidiaries of $73,284.

                      INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has been engaged by the Company as independent public accountants since 1971. As recommended by its Audit Committee, the Board has appointed that firm as independent accountants for the Company for 1996 subject to ratification by the Stockholders. The treatment and effect of abstentions and broker non-votes will be as specified in the Election of Directors section of this Proxy Statement. It is intended that Proxies of Stockholders containing no designation to the contrary will be voted for the appointment of that firm. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

       PROPOSAL TO APPROVE THE STANHOME INC. 1996 STOCK OPTION PLAN

      At a meeting held on January 24, 1996, the Company's Board of Directors adopted the Stanhome Inc. 1996 Stock Option Plan (the "Stock Option Plan") and authorized the officers to implement it, subject to the approval of the Stockholders. The Board believes that the adoption of the Stock Option Plan will promote the success and enhance the value of the Company by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as key employees and Directors of the Company, and (ii) linking the personal interests of key employees and Directors to those of the Stockholders. The Stock Option Plan, if approved by the Stockholders, will have an effective date of January 24, 1996.

      The Compensation and Stock Option Committee will administer the Stock Option Plan which provides for annual grants of 1,500 non-qualified stock options to each Non-employee Director during each of the next three years as part of the annual remuneration paid to the Non-employee Directors of the Company. Currently, there are eight such Non-employee Directors.
Other grants of either incentive stock options or non-qualified stock options may be made by the Committee to selected key employees from time to time. Currently, the Committee contemplates making grants to approximately 125 such selected key employees. The total number of shares of the Company's Common Stock subject to options granted under the Stock Option Plan is 1,500,000 and no one individual may be granted more than 300,000 options under the Stock Option Plan. The following summary of the plan benefits of the Stock Option Plan is qualified in its entirety by reference to the Stock Option Plan, the full text of which is included at the end of this Proxy Statement as Appendix A.

Summary of Plan Benefits

      Subject to Stockholder approval at the Annual Meeting, commencing in 1996, on the day following the Annual Meeting of Stockholders for each of the next three years, each person serving as a Director of the Company on that date, who is not also an employee of the Company, will automatically be granted 1,500 non-qualified stock options relating to the Company's Common Stock. Each grant made under the Stock Option Plan to either Non-employee Directors or key employees of the Company may not be exercised until at least six months after the later of the date of grant or the date of approval of the Stock Option Plan by the Stockholders, and (1) as to 50% of the shares subject to the option if, generally speaking, the closing price of the Company's Common Stock on the New York Stock Exchange is at least 125% of the option price for at least ten consecutive trading days,
(2) as to the remaining 50% of said shares if the said closing price is at least 150% of the option price for at least ten consecutive trading days, or (3) after the eighth anniversary of the grant. Options granted to Non-employee Directors under the Stock Option Plan shall be exercisable until the tenth anniversary of the grant and shall be priced at the Fair Market Value of the Company's Common Stock on the date of grant. Options granted to key employees under the Stock Option Plan shall be exercisable for such periods of time that the Compensation and Stock Option Committee determines and shall be priced at not less than the Fair Market Value of the Company's Common Stock on the date of grant. Payment may be made to the Company by the recipient in the form of cash or shares of previously acquired Common Stock. No grants will be made to Non-employee Directors or to eligible key employees unless the Stock Option Plan is approved by the Stockholders at the Annual Meeting. The following table shows the grants that will be made on April 26, 1996 to the then Non-employee Directors and the estimated grants that may be on or about April 29, 1996 to the key employees selected to receive option grants under the Stock Option Plan assuming that the Stock Option Plan is approved by the Stockholders and that the current make up of the Board does not change:

                             NEW PLAN BENEFITS
                   Stanhome Inc. 1996 Stock Option Plan

Name and Position             Dollar Value ($) (21)   Number of Units (22)
__________________________________________________________________________
G. W. Seawright,                          $2,176,688         70,500
President and Chief Executive Officer

J. J. Dur,                                   463,125         15,000
Vice President

E. Freedman,                                 741,000         24,000
Executive Vice President

A. G. Keirstead,                             648,375         21,000
Executive Vice President and
Chief Administrative and Financial Officer

B. H. Wyatt,                                 277,875          9,000
Vice President, General Counsel,
Secretary, and Clerk

Executive Officers as a Group (9 total)    5,307,413        171,900

Directors who are not Executive Officers     370,500         12,000
as a Group (8 total)

Each Nominee for election as a Director       46,313          1,500

Each associate of any Directors, Executive         0              0
Officers or Nominees

Each other person who is to receive                0              0
5 percent of such options

Non-Executive Officer employees as a Group 6,493,630        210,320
(116 total)
_________________________________________________________________________

      (21)Based upon the closing price for a share of the Company's Common Stock on March 1, 1996 ($30.875). Actual dollar value will be determined by using the closing price for a share of the Company's Common Stock on the date of grant.

      (22)All amounts shown for Number of Units, other than for those of Directors who are not Executive Officers as a Group and Each Nominee for election as a Director, are estimates of potential grants that will not be finalized until after this Proxy Statement is published.


      Generally, the Company and the recipients of options granted under the Stock Option Plan will have the following summarized federal income tax consequences upon the grant and exercise of the options. Recipients of non-qualified stock option grants will realize no taxable income, and no tax deduction is available to the Company, upon grants of the options. Upon exercise of such options, recipients will be taxed on the excess of the Fair Market Value of the shares of Common Stock on the date of exercise over the option price. This same amount will be deductible by the Company. Recipients of incentive stock options will realize no taxable income, and no tax deduction is available to the Company, upon either the grants or exercises of the options unless the recipient fails to meet the applicable holding period requirements and has a disqualifying disposition. Under the Stock Option Plan, recipients of options are responsible for making appropriate provisions for any taxes due in connection with the exercises of their options, which payments may be made in cash or by the withholding of shares of Common Stock.

      The Stockholders' approval of the Stock Option Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by Proxy at the Annual Meeting at which there is a quorum. The treatment and effect of abstentions and broker non-votes will be as specified in the Election of Directors section of this Proxy Statement. The Board believes that the Stock Option Plan is in the best interests of the Company and the Stockholders and recommends a vote FOR the approval of the Stock Option Plan.

      It is intended that Proxies of the Stockholders containing no designation to the contrary will be voted for the approval of the Stock Option Plan.

                       PROPOSALS OF SECURITY HOLDERS

      Pursuant to rules of the Securities and Exchange Commission, a Stockholder owning of record or being the beneficial owner of at least $1,000 in market value of the Common Stock of the Company may present a proposal to be voted on at the 1997 annual meeting of Stockholders; and, provided such proposal meets all of the requirements of the rules and is received by the Company on or before November 16, 1996, it will be included in the proxy statement and form of proxy relating to such meeting.

                              OTHER BUSINESS

      The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by the Stockholders at the meeting other than the matters described in the Notice. However, the enclosed Proxy confers discretionary authority with respect to matters which are not known to the Board at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment on any such matter.

      The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of the Annual Report for the fiscal year ended December 31, 1995 without charge by writing to the Clerk of the Company at 333 Western Avenue, Westfield, Massachusetts 01085.

                                       By order of the Board of Directors,

                                       STANHOME INC.


                                       BRUCE H. WYATT
                                       Clerk
March 15, 1996

                                                Appendix A


                               STANHOME INC.
                          1996 STOCK OPTION PLAN

      1. Purpose. The purpose of this 1996 Stock Option Plan (the "Plan") is to advance the interests of Stanhome Inc. (the "Company") by encouraging key management employees of the Company and its subsidiaries and non-employee directors of the Company to acquire a proprietary interest in the Company through ownership of common stock of the Company. Such ownership will encourage the optionees to remain with the Company and will help attract other qualified persons to become employees and directors.

      2. Administration. The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") which shall be composed of not less than three directors of the Company elected or to be elected as members of the Committee from time to time by the Board of Directors of the Company. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provisions of the Plan and the approval of the Board of Directors of the Company, except that the Board of Directors shall have no discretion with respect to the selection of officers within the meaning of Rule 16a-1(f), directors or 10% or more shareholders ("Insiders") for participation and decisions concerning the timing, pricing and amount of a grant or award to such "Insiders", the Committee is authorized to grant options under the Plan and to interpret the Plan and such options, to prescribe, amend and rescind rules and regulations relating to the Plan and the options, and to make other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive. The Committee shall act pursuant to a majority vote or by unanimous written consent.

      3. Types of Options. Options granted pursuant to the Plan may be either incentive stock options under Section 422 of the Code ("Incentive Stock Options") or options not qualifying under that section of the Code ("Non-qualified Stock Options"). It is the intent of the Company that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

      4. Eligibility. Options shall be granted under the Plan to such selected key full-time salaried and commissioned employees (including officers and directors if they are employees) of the Company or any of its subsidiaries as the Committee shall determine from time to time. Options shall also be granted under the Plan to the non-employee directors of the Company (the "Non-employee Directors") pursuant to Section 9 hereof.

      5. Stock Subject to Options. The aggregate number of shares which may be issued or sold under options granted pursuant to the Plan (the "Shares") shall not exceed 1,500,000 shares of the Company's common stock $0.125 par value each. Such Shares shall be either authorized but unissued shares of said common stock or issued shares of said common stock which shall have been reacquired by the Company. Such aggregate number of Shares may be adjusted under Sections 9 and 10 below. If any outstanding option under the Plan expires or is terminated for any reason, the Shares allocated to the unexercised portion of such option may again be subjected to an option or options under the Plan.

     6. Allotment of Shares. Except as provided under Section 9 hereof, the Committee shall determine the total number of Shares to be offered to each optionee under the Plan; provided, however, that no optionee may be granted options which exceed 300,000 Shares under the Plan.

      7. Option Price. The Shares shall be offered from time to time under the Plan at a price which shall be not less than the greater of (i) 100 percent of the Fair Market Value of the Company's common stock on the date the option is granted, or (ii) the par value of the Company's common stock subject to the option; provided, however, that the price shall be not less than 110 percent of such Fair Market Value in the case of Shares offered under any Incentive Stock Option granted to an individual who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its subsidiaries.

      8. Terms and Conditions of Options. The Committee shall have power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any option granted hereunder. Each such option shall be evidenced by a certificate in such form as the Committee shall from time to time determine, which certificate shall prescribe the following terms and conditions and such other terms and conditions as the Committee may deem necessary or advisable:

            (a) Duration of Options. Except as hereinafter otherwise provided, options granted under the Plan shall be exercisable for such period of time as the Committee shall determine. An Incentive Stock Option shall not be exercisable after the expiration of ten years from the date it is granted; provided, however, that any Incentive Stock Option granted to an individual who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its subsidiaries shall by its terms not be exercisable after the expiration of five years from the date of grant.

            (b) Exercise of Options. Except as hereinafter otherwise provided, each option granted under the Plan may be exercised only after six months of continued employment by the Company or one of its subsidiaries immediately following the date the option is granted, or the date of Stockholder approval under Section 11 below if later, and only during the continuance of the optionee's employment with the Company or one of its subsidiaries and such additional period as may be provided in subsection (e) below. No option shall be exercised for less than 10 Shares except as a result of an adjustment under Sections 9 or 10 below. Subject to the foregoing and to the limitations set forth under subsection 8(e) below, each option granted under the provisions of this Section 8 may be exercised at any time after six months from the date the option is granted or, if later, six months after the date of approval of the Plan by the Stockholders of the Company,(1) as to 50% of the Shares subject to the option if the Fair Market Value of the common stock is at or above 125% of the Option Price on each of at least ten consecutive Trading Days, (2) as to the remaining 50% of the Shares subject to the option if, at any time at or after the initial 50% of said Shares becomes exercisable, the Fair Market Value of the common stock is at or above 150% of the Option Price on each of at least ten consecutive Trading Days, or (3) after the eighth anniversary of the date the option is granted.

            (c) Payment. The purchase price of each Share purchased upon the exercise of any option granted hereunder shall be paid in full at the time of such purchase, and a stock certificate representing Shares so purchased shall be delivered to the person entitled thereto. Until the stock certificate for such Shares is issued in the optionee's name, he or she shall have none of the rights of a stockholder. Payment may be made in whole or in part in (i) cash or
      (ii) whole shares of the Company's common stock acquired at least six months previously by the optionee, for which the optionee has good title, free and clear of all liens and encumbrances, and evidenced by negotiable certificates, valued at their Fair Market Value on the date preceding the date the option is exercised. If certificates representing shares of common stock are used to pay all or part of the purchase price of an option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the option holder is entitled as a result of exercise of the option. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer upon such exercise. With respect to the exercise of Non-qualified Stock Options granted pursuant to this Section 8, optionees may elect to have the Company withhold a designated number of Shares otherwise issuable upon the exercise of such stock options, or, in the case of "Insider" optionees, to commit irrevocably at a time acceptable under the provisions of Section 16 of the Exchange Act to have the Company withhold whole shares of common stock to cover Federal and State tax obligations incident to such exercise, or such other maximum amounts as may be determined by the Committee.

            (d) Nontransferability of Options. No option shall be transferable by the optionee otherwise than (1) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee, (2) as otherwise permitted under Rule 16b-3 under the Exchange Act from time to time and allowed by the Committee, or (3) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. Except to the extent permitted by the foregoing sentence, each option shall be exercisable, during his or her lifetime, only by the optionee or his or her guardian or legal representative(s).

            (e) Termination of Options. (i) Disability, Retirement at or after age 55, Termination without Substantial Cause, or Death. If the optionee's employment with the Company terminates by reason of Disability, retirement at or after age 55, termination by the Company without Substantial Cause, death, or for any other reason not set forth under clauses (ii) and (iii) below, if not sooner terminated pursuant to their terms and subject to subsections (a) and (b) above, all outstanding options then held by the optionee shall be exercisable during the three year period following any such termination of employment by the optionee or his or her guardian or legal representative(s), except further that in the case of Incentive Stock Options the period for such exercise following such termination shall be limited to three months, or, in the case of a termination of employment by reason of disability, to twelve months; (ii) Termination by Voluntary Resignation or Retirement before reaching age 55. If the optionee's employment with the Company is terminated either by voluntary resignation or retirement before reaching age 55, all outstanding options then held by the optionee shall be exercisable during the three month period following any such termination of employment by the optionee or his or her guardian or legal representative(s); (iii) Termination for Substantial Cause. If the optionee's employment with the Company is terminated for Substantial Cause, all outstanding options then held by the optionee shall thereupon be forfeited by the optionee and canceled by the Company; and (iv) Termination within Six Months of Grant. Notwithstanding the foregoing, upon the optionee's employment with the Company or any subsidiary terminating at any time for any reason, all outstanding options granted within the last six months prior to the optionee's termination shall thereupon be forfeited by the optionee and canceled by the Company.

            Cessation of any corporation's relationship with the Company as a subsidiary shall constitute a "termination without Substantial Cause" hereunder as to individuals employed by that corporation, and options held by such individuals shall be terminated in accordance with paragraph (i) above. For purposes of this subsection, the meaning of the word "disability" shall be determined under the provisions of Section 422(c)(7) of the Code or any successor provisions thereof.

            (f) Fair Market Value. Fair Market Value shall mean the closing transaction price of a share of common stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if the common stock is not listed on the New York Stock Exchange, the closing transaction price of a share of common stock on the principal national stock exchange on which the common stock is traded on the date as of which such value is being determined; or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its sole discretion, shall at such time deem appropriate.

            (g) "Trading Day". A Trading Day shall be a day on which the Company's common stock may be traded on a stock exchange or, if the Company's common stock is not listed on any exchange, in the Over The Counter market.

            (h) "Substantial Cause". Substantial Cause shall mean (1) the willful and continued failure by optionee to perform substantially the optionee's duties with the Company or a subsidiary (other than any such failure resulting from the optionee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the optionee by the Board, which demand specifically identifies the manner in which the Board believes that the optionee has not substantially performed the optionee's duties or
      (2) the willful engagement by the optionee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (1) and (2) of this definition, no act or failure to act by a optionee shall be deemed "willful" unless done, or omitted to be done, by the optionee not in good faith and without reasonable belief that the optionee's act or failure to act was in the best interests of the Company.

      9. Non-employee Directors' Options. The Committee shall not have any discretion with respect to the options granted to the Non-employee Directors under the provisions of this Section 9. Except as hereinafter otherwise provided, options granted pursuant to this Section 9 shall be subject to the terms and conditions set forth in Section 8.

            (a) Grant of Options. On the day following each of the 1996 through and including the 1998 annual stockholders' meetings, each person who is a Non-employee Director immediately after such meeting shall automatically be granted an option to purchase 1,500 Shares. The maximum number of Shares for which options may be granted to any Non-employee Director under the Plan shall be 4,500. All such options shall be Non-qualified Stock Options. The price at which each Share covered by such options shall be purchased shall be the greater of (i) 100 percent of the Fair Market Value of the Company's common stock on the date the option is granted, or (ii) the par value of the Company's common stock subject to the option.

            (b) Exercise of Options. (i) Except as hereinafter otherwise provided, an option granted to the Non-employee Director may be exercised only after six months of continued service as a Director of the Company following the date the option is granted, or the date of Stockholder approval under Section 11 below if later, and only during the continuance of the optionee serving on the Board of Directors and such additional period as is provided for below. The option may be exercised by the Non-employee Director or his or her guardian or legal representative(s) during the period that the Non-employee Director remains a member of the Board of Directors and for a period of three years thereafter, subject to subsection 8(a) and the conditions of exercise set forth below in this subsection 9(b) and, provided further, that in no event shall the option be exercisable more than ten years after the date of grant. Subject to the foregoing, each option granted to the Non-employee Directors under the provisions of this Section 9 may be exercised at any time after six months from the date the option is granted or, if later, six months after the date of approval of the Plan by the Stockholders of the Company, (1) as to 50% of the Shares subject to the option if the Fair Market Value of the common stock is at or above 125% of the Option Price on each of at least ten consecutive Trading Days, (2) as to the remaining 50% of the Shares subject to the option if, at any time at or after the initial 50% of said Shares becomes exercisable, the Fair Market Value of the common stock is at or above 150% of the Option Price on each of at least ten consecutive Trading Days, or (3) after the eighth anniversary of the date the option is granted; and
      (ii) Notwithstanding the foregoing, upon the Non-employee Director's service as a Director of the Company terminating at any time for any reason, all outstanding options granted within the last six months prior to the Non-employee Director's termination shall thereupon be forfeited by the Non-employee Director and canceled by the Company.

            (c) Payment. An option granted to the Non-employee Director shall be exercisable only upon payment to the Company in accordance with the provisions of Section 8(c) of the full purchase price of the Shares with respect to which the option is being exercised.

            (d) Adjustment of Options. In the event of a stock dividend, split-up or combination of shares, recapitalization, reclassification or merger in which the Company is the surviving corporation, or other similar capital or corporate structure change, the number of Shares at the time of such change remaining subject to any option granted or to be granted pursuant to the provisions of this Section 9 shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock of the Company by reason of such change in corporate structure, provided that the number of Shares shall always be a whole number with any fractional Shares being deleted therefrom, and the purchase price per Share of any outstanding options shall, in the case of an increase in the number of Shares, be proportionately decreased, and in the case of a decrease in the number of Shares, be proportionately increased.

      In the event of a consolidation or merger in which the Company is not the surviving corporation or of a "Change in Control" as defined in
      Section 10, including, but not limited to, "Changes in Control" in which the Company is the surviving corporation, and notwithstanding the preceding sentence, each option outstanding under the provisions of this Section 9 shall thereupon terminate, provided that within ten days of the effective date of any such consolidation, merger, or "Change in Control", the Company shall pay in cash the difference between the exercise price of the unpurchased Shares under the options and the value of consideration receivable in the transaction by a holder of the number of shares of common stock equal to the number subject to the options.

      10. Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization, reclassification or merger in which the Company is the surviving corporation, or other similar capital or corporate structure change, the number and kind of Shares at the time of such change remaining subject to the Plan and to any option granted or to be granted pursuant to the Plan, except for options granted or to be granted pursuant to Section 9, the option price and any other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation, (i) each option outstanding hereunder that is held by an "Insider" optionee and that is not outstanding under the provisions of
Section 9 shall become immediately exercisable and (ii) each option outstanding hereunder that is held by an optionee who is not an "Insider" shall terminate, provided that at least twenty days prior to the effective date of any such consolidation or merger, the Board of Directors of the Company shall do one of the following with respect to options held by optionees who are not "Insiders": (1) make such options immediately exercisable, (2) arrange to have the surviving or consolidated corporation grant replacement options to the optionees involved, or (3) pay in cash the difference between the exercise price of the unpurchased Shares under the options and the value of consideration receivable in the transaction by a holder of the number of shares of common stock equal to the number subject to the options. No adjustment provided for in this Section 10 shall require the Company to issue or sell a fractional share under any option hereunder and any fractional share resulting from any such adjustment shall be deleted from the option involved.

      Notwithstanding anything herein to the contrary, and without regard to subsections 8(e)(iv) and 9(b)(ii) and clauses 1, 2 and 3 of subsections 8(b) and 9(b), in the event of a "Change in Control" as defined below, including certain consolidation or merger events otherwise giving rise to the adjustments or alternatives described in the above paragraph, each option outstanding under this Plan shall thereupon terminate, provided that within ten days of the effective date of such Change in Control, the Company shall pay in cash the difference between the exercise price of the unpurchased Shares under the options and the value of consideration receivable in the transaction by a holder of the number of shares of common stock equal to the number subject to the options. As used herein, "Change in Control" means a Change in Control of a nature that would, in the opinion of the Company counsel, be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company)) becomes the "beneficial owner" (as defined in Rule

13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      With respect to all optionees other than the Non-employee Directors, no Change in Control shall be deemed to have occurred if the optionee is a member of a management group which first announces a proposal which constitutes a Potential Change in Control, unless otherwise determined by a majority of the members of the Board of Directors who are not members of such management group. A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following subsections shall have been satisfied: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions, which if consummated, would constitute a Change in Control; (iii) any Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

      11. Effective Date; Stockholder Approval; Term. The Plan was adopted by the Board of Directors on January 24, 1996 and shall become effective as of January 24, 1996 if the Plan is approved by the holders of a majority of the common stock outstanding and entitled to vote at the Annual Meeting of Stockholders scheduled for April 25, 1996. No option hereunder shall be granted after January 23, 2006 or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on January 23, 2006 or on such earlier date as it may be suspended or terminated under the provisions of Section 12 below or as of which all Shares subject to options authorized to be granted under the Plan shall have been acquired by exercise of such options.

      12. Amendment or Discontinuance of the Plan. The Board of Directors of the Company may, insofar as permitted by law, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever except that, without appropriate approval of the stockholders of the common stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted or otherwise change the provisions of this Plan to the extent approval of the holders of the common stock of the Company is required under applicable laws, rules or regulations. Notwithstanding the preceding sentence, amendments to change the provisions of Section 9(a) shall not be made more frequently than once every six months other than to comply with the Code or the Employee Retirement Income Security Act.

      13. Applicable Laws or Regulations and Notification of Disposition. The Company's obligation to sell and deliver Shares under an option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an Incentive Stock Option that the optionee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two years of the date of grant or within one year of the date of exercise.

      14. No Employment Right; No Obligation to Exercise Option. Nothing contained in the Plan, or in any option granted under it, shall confer upon any optionee any right to continued employment by the Company or any of its subsidiaries or to continued membership on the Board of Directors of the Company or limit in any way the right of the Company or any subsidiary to terminate the optionee's employment at any time. The granting of any option hereunder shall impose no obligation upon the optionee to exercise such option.

         PROXY                   STANHOME INC.                 PROXY
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 25, 1996

          This Proxy is solicited on behalf of the Board of Directors

      The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 15, 1996, receipt of which is hereby acknowledged, does hereby appoint and constitute H.L. TOWER, G. WILLIAM SEAWRIGHT, and BRUCE H. WYATT, and each or any of them the attorneys and proxies of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Stanhome Inc. to be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts, on Thursday, April 25, 1996 at 9:30 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.125 per share, together with associated common stock purchase rights of said Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

             (Continued and to be signed and dated on the reverse)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IN THE      Please mark   -----
ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR      your votes as   X
ITEMS 1, 2, AND 3 BELOW.                             indicated in  -----
                                                     this example

1. To elect Judith R. Haberkorn, Thomas R. Horton, and H.L. Tower as Class I Directors for a three-year term. If any of such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

   FOR all           TO WITHHOLD        (INSTRUCTION:  To        I plan to
   nominees listed   authority to       withhold authority to    attend the
   above (except     vote for all       vote for one or more     meeting.
   as marked to      nominees listed    individual nominees,       -----
   the contrary)     above              write the nominee's
                                        name in the space          -----
                                        provided below.)
    ______               ______

    ______               ______         ______________________

2. To ratify the appointment by the Board of Directors of Arthur
   Andersen LLP as independent accountants for 1996.

   FOR         AGAINST   ABSTAIN

   ______      ______    ______

   ______      ______    ______

3. To approve the Stanhome Inc. 1996 Stock Option Plan.

   FOR         AGAINST   ABSTAIN

   ______      ______    ______

   ______      ______    ______

4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.



                                                ________________________________
                                                (Signature)


                                               _______________________________
                                                (Signature)

                                                   Please sign above exactly
                                                   as name(s) appear(s)
                                                   hereon. (When signing as
                                                   attorney, executor,
                                                   administrator,trustee,
                                                   guardian, etc., give
                                                   title as such.  If joint
                                                   account, each joint owner
                                                   should sign.)

                                                   _____________________,1996
                                                   (Please date)

                                                   _

   PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                 STANHOME INC.

                        Annual Meeting of Stockholders
                           Thursday, April 25, 1996
                                   9:30 a.m.

                            Corporate Headquarters
                                 Stanhome Inc.
                              333 Western Avenue
                        Westfield, Massachusetts 01085